                          CERTIFICATE OF AMENDMENT TO
                              RESTATED AND AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            BROWN-FORMAN CORPORATION



       The undersigned (i) President and Chief Executive Officer, and (ii) Secretary, respectively, of Brown-Forman Corporation (the "Corporation") hereby certify that the amendment to the Corporation's Restated and Amended Certificate of Incorporation set forth below has been duly adopted in accordance with the provisions of Section 242(b) of the Delaware General Corporation Law:

       The first paragraph of Article Fourth of the Corporation's Restated and Amended Certificate of Incorporation is amended in its entirety to read as follows:

       FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Ninety-One Million, One Hundred Seventy-Seven Thousand, Nine Hundred Forty-Eight (91,177,948) shares, divided into (a) One Million, One Hundred Seventy-Seven Thousand, Nine Hundred Forty-Eight (1,177,948) shares of Preferred Stock of the par value of Ten Dollars ($10) each; (b) Thirty Million (30,000,000) shares of Class A Common Stock of the par value of Fifteen Cents (15c) each; and (c) Sixty Million (60,000,000) shares of Class B Common Stock of the par value of Fifteen Cents (15c) each.

       The amendment set forth above was adopted by the Corporation's Board of Directors at a regular meeting thereof on March 31, 1994 as provided in the Delaware General Corporation Law.

       The amendment set forth above was adopted as of May 18, 1994 by written consent of the holders of a majority of stock entitled to vote thereon as provided in the Delaware General Corporation Law.

Dated: May 19, 1994

                                By: /s/ Oswley Brown II
                                    ------------------------
                                    Owsley Brown II
                                    President and Chief Executive Officer


                                By: /s/ Michael B. Crutcher
                                    -------------------------
                                    Michael B. Crutcher
                                    Secretary


COMMONWEALTH OF KENTUCKY     )
                             )     SS.
COUNTY OF JEFFERSON          )

          I, Notary Public in and for the Commonwealth and County aforesaid, do hereby certify that on this day there personally appeared before me, Owsley Brown II and Michael B. Crutcher, who, being by me first duly sworn, declared that they are (i) President and Chief Executive Officer, and (ii) Secretary, respectively, of Brown-Forman Corporation, that they signed the foregoing document in their capacities as such and that the statements contained therein are true and correct.

                             IN TESTIMONY WHEREOF, witness my signature and
notarial seal this 19th day of May, 1994.



(SEAL)                        /s/ Bonita B. Cress
                              -----------------------------
                              Notary Public

                             My Commission Expires: 8/31/96

                                       2